Exhibit 24

POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint D. BRYAN JORDAN, JAMES F. KEEN, CLYDE A. BILLINGS, JR., and THOMAS C. ADAMS, JR., jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Exchange Act of 1934, by First Horizon National Corporation (“Corporation”) and, further, to execute and sign any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Gerald L. Baker	President and Chief Executive Officer and	February 27, 2008
Gerald L. Baker	Director (principal executive officer)

/s/ D. Bryan Jordan	Executive Vice President and Chief Financial	February 27, 2008
D. Bryan Jordan	Officer (principal financial officer)

/s/ James F. Keen	Executive Vice President and Corporate	February 27, 2008
James F. Keen	Controller (principal accounting officer)

/s/ Michael D. Rose	Chairman of the Board and Director	February 27, 2008
Michael D. Rose

/s/ Robert C. Blattberg	Director	February 27, 2008
Robert C. Blattberg

/s/ Robert B. Carter	Director	February 27, 2008
Robert B. Carter

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Signature	Title	Date

/s/ Simon F. Cooper	Director	February 27, 2008
Simon F. Cooper

/s/ James A. Haslam, III	Director	February 27, 2008
James A. Haslam, III

/s/ R. Brad Martin	Director	February 27, 2008
R. Brad Martin

/s/ Vicki R. Palmer	Director	February 27, 2008
Vicki R. Palmer

/s/ Colin V. Reed	Director	February 27, 2008
Colin V. Reed

/s/ Mary F. Sammons	Director	February 27, 2008
Mary F. Sammons

/s/ William B. Sansom	Director	February 27, 2008
William B. Sansom

/s/ Luke Yancy III	Director	February 27, 2008
Luke Yancy III

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